UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

(a)        On December 19, 2007, management of First Horizon National Corporation (the “Company”) concluded that the Company will be required to impair goodwill associated with its mortgage banking business in the fourth quarter of 2007. This conclusion was reached after updating the Company’s valuation of the business. The impairment was announced publicly on December 21, 2007 as part of a broader announcement, furnished under item 7.01 below, of certain expectations for the fourth quarter.

(b)        The Company presently estimates the amount of the fourth quarter mortgage business goodwill impairment charge to be approximately $70 million.

(c)        The Company presently does not believe that any material amount of the mortgage business goodwill impairment charge expected for the fourth quarter will result in future cash expenditures.

Item 7.01 Regulation FD Disclosure

Furnished as Exhibit 99.1 is a copy of the Company’s press release issued December 21, 2007.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description

99.1	Press release issued December 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: December 20, 2007	By:	/s/ D. Bryan Jordan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EX-99	Exhibit 99.1 - Press release issued December 21, 2007